UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Salary Adjustments

On May 14, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) approved changes to the base salaries of the Company’s “named executive officers,” as defined in the Company’s most recent annual meeting proxy statement, effective immediately. The changes were as follows:

Name	Title	Prior Salary	New Salary
Joseph L. Welch	President and Chief Executive Officer	$946,400	$984,000
Linda H. Blair	Executive Vice President and Chief Business Officer	$524,000	$591,000
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$504,000	$569,000
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$464,000	$483,000
Daniel J. Oginsky	Senior Vice President and General Counsel	$325,000	$385,000

Approval of Bonuses

On May 14, 2013, the Committee approved payment of discretionary cash bonuses to substantially all of the Company’s employees, including its named executive officers, in connection with the Hugo to Valliant transmission line project being placed into service.  The estimated amounts of the cash bonuses payable to the named executive officers are set forth in the table below. As in past years, the final bonus amounts for all recipients will be determined immediately prior to the time of payment by dividing the discretionary bonus pool proportionately among the recipients based upon their respective shares of the 2013 annual corporate performance bonus pool.  Final bonus amounts for the named executive officers will be disclosed in the Company’s 2014 annual meeting proxy statement.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$41,341
Linda H. Blair	Executive Vice President and Chief Business Officer	$18,312
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$17,613
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$16,215
Daniel J. Oginsky	Senior Vice President and General Counsel	$11,357

Amendment to Executive Supplemental Retirement Plan

On May 14, 2013, the Committee approved an amendment to the Company’s Executive Supplemental Retirement Plan (“ESRP”), which provides notional account accruals similar to the cash balance component of the Company’s qualified retirement plan to designated executives of the Company, including without limitation the named executive officers.  The amendment addressed certain issues relating to the administration of the ESRP, including changes that provide the Committee with flexibility to make grants to participants of compensation credits and service credits and with respect to the timing of certain tax payments, all intended to allow it to ensure participants are treated fairly and consistently with the purpose of the ESRP.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 15, 2013, the shareholders (a) reelected all nine of the directors nominated for election, (b) approved, by a non-binding vote, the compensation of the named executive officers, (c) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2013, and (d) approved a shareholder proposal regarding majority voting in the case of uncontested director elections.  The following table sets forth the results of the voting at the meeting.

Nominee	For	Withheld	Broker Non-Votes
Christopher H. Franklin	44,585,043	171,294	3,230,530
Edward G. Jepsen	44,456,581	299,756	3,230,530
William J. Museler	43,411,433	1,344,904	3,230,530
Hazel R. O’Leary	43,398,868	1,357,469	3,230,530
Thomas G. Stephens	38,801,232	5,955,105	3,230,530
Gordon Bennett Stewart, III	44,451,340	304,997	3,230,530
Lee C. Stewart	44,422,421	333,916	3,230,530
J.C. Watts, Jr.	43,325,810	1,430,527	3,230,530
Joseph L. Welch	43,876,158	880,179	3,230,530

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, by non-binding vote, of compensation of named executive officers	27,899,429	16,659,298	197,609	3,230,530

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Deloitte & Touche LLP	47,208,847	738,194	39,826	––

Proposal	For	Against	Abstain	Broker Non-Votes
Shareholder proposal regarding majority voting in the case of uncontested Director elections	33,269,842	11,354,232	132,262	3,230,530

Item 8.01  Other Events.

Declaration of Dividend

On May 15, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.3775 per common share, payable on June 17, 2013 to shareholders of record on June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel